                                                                EXHIBIT 10(g)(g)

                           ASSET PURCHASE AGREEMENT

     This ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of May 15, 2000, is made by and between Merkafon International, Ltd., a Texas limited partnership ("Buyer"), AWWC Texas I, LP, a Delaware limited partnership ("Seller"), and Access Worldwide Communications, Inc., a Delaware corporation ("Access Worldwide").

     WHEREAS, Access Worldwide directly or indirectly owns 100% of the equity interests in Seller; and

     WHEREAS, Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, upon the terms and subject to the conditions herein set forth, all of the assets owned, leased or used by Seller for use in or otherwise related to its provision of inbound and outbound telemarketing services from, and other call center operations conducted at, 6500 International Parkway, Suite 1500, Plano, Texas 75093 (the "Call Center");

     NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Buyer and Seller hereby agree as follows:

                                   ARTICLE I

                           TERMS OF THE TRANSACTION

          1.1  Assets to be Transferred.  At the Closing (defined below), and
               ------------------------
on the terms and subject to the conditions set forth in this Agreement, Seller and Access Worldwide agree to sell, assign, transfer, deliver, and convey (collectively, "transfer"), or cause to be transferred, to Buyer, and Buyer agrees to purchase, all the following assets and properties (the "Assets"), which constitute, among other things, all of the tangible assets and properties that are owned, leased or used by Seller in the Call Center:

          (a)  Equipment and Machinery.  All vehicles, equipment, machinery,
               -----------------------
     materials, furniture, fixtures, spare parts, supplies, and other tangible personal property described on Schedule 1.1(a);
                                    ---------------

          (b)  Computers.  All of the computer equipment and hardware, including
               ---------
     without limitation all central processing units, terminals, disk drives, tape drives, electronic memory units, printers, keyboards, screens, peripherals (and other input/output devices), modems and other communication controllers, and any and all parts and appurtenances thereto, described on Schedule 1.1 (b).
                  ----------------

          (c)  Permits.  All right, title, and interest of Seller in, to, and
               -------
     under all Permits described on Schedule 1.1(c), as such Permits can be
                                    ---------------
     lawfully conveyed;

          (d) Contracts and Agreements.  All right, title, and interest of
              ------------------------
     Seller and Access Worldwide in, to, and under the contracts (with customers, suppliers, lessors of personal property, or otherwise), which are described on Schedule 1.1(d), and all rights (including rights of
                      ---------------
     refund and offset), privileges, deposits, claims, causes of action, and options in favor of Seller and Access Worldwide, relating or pertaining to such contracts and agreements;

          (e) Intellectual Property.  All patents, trademarks, service marks,
              ---------------------
     trade names, service names, brand names, copyrights, trade secrets, know-how, proprietary processes and materials, inventions, computer software (including documentation and object and source codes), and similar rights described on Schedule 1.1(e), and all registrations, applications,
                  ---------------
     licenses, claims, causes of action, and rights with respect to any of the foregoing, and all rights to recover for infringement thereof (the "Intellectual Property");

          (f) Warranty Claims.  All rights, claims, and causes of action of
              ---------------
     Seller under or pursuant to all warranties, representations, indemnifications, hold harmless provisions, and guarantees made by suppliers, licensors, manufacturers, contractors, and others (including Seller's predecessors in title to the Assets) in respect of the Assets;

          (g) Prepaid Expenses.  All right, title, and interest of Seller in and
              ----------------
     to all prepaid rentals and other prepaid expenses arising from payments made by Seller in the ordinary course of the operation of the Call Center prior to the close of business on the Closing Date for goods or services where such goods or services have not been received by Seller by the close of business on the Closing Date, as same are listed on Schedule 1.1(g)
                                                            ---------------

          (h) Customer and Supplier Data.  All customer lists and customer data,
              --------------------------
     vendor lists and vendor data, supplier lists and supplier data, relating, respectively, to the Seller's customers, vendors, and suppliers.

          (i) Books and Records.  All books, records, papers, and instruments of
              -----------------
     Seller of whatever nature and wherever located that relate to the Assets or the operation of the Call Center, including without limitation all financial and accounting records and all books and records relating to the purchase of materials, supplies, and services, the sale of products, and dealings with customers (including all customer lists), vendors, and suppliers, and including computerized books and records and other computerized storage media and the software used in connection therewith, provided that Seller shall retain title to, and only be required to deliver copies of, minute books and other corporate documents and tax returns and other accounting and financial records.

All the assets and properties described in this Section 1.1 and to be transferred to Buyer pursuant to this Agreement are collectively referred to herein as the "Assets."

     1.2  Excluded Assets.  Other than the Assets, Seller is not conveying any
          ---------------
assets or properties to Buyer. The assets not being sold include but are not limited to those listed on Schedule 1.2.
                           ------------

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

     1.3  Purchase Price; Payment Terms.  The total purchase price to be paid
          -----------------------------
by Buyer, in addition to the assumption by Buyer of the Assumed Liabilities (defined below), in consideration of the transfer to Buyer of the Assets and the execution of the License Agreement described in Section 8.7(l) is Five Million Dollars ($5,000,000) (the "Purchase Price"). At the Closing, Buyer shall pay Four Million Seven Hundred Fifty Thousand Dollars ($4,750,000) of the Purchase Price to Seller via wired funds. Seller agrees that for a period of three months following the Closing Date, and for as long thereafter as any indemnification claim asserted by Buyer under this Agreement is pending (but only up to the amount of such claim), the remaining Two Hundred Fifty Thousand Dollars ($250,000) of the Purchase Price (the "Holdback") shall be deposited in an escrow account pursuant to Section 1.4 below.

     1.4  Escrow of Funds.  In order to secure the indemnity obligations of
          ---------------
Seller under Article XI, Seller shall, at the Closing, cause to be deposited with Bank of America as escrow agent the amount of $250,000 under an escrow agreement (the "Escrow Agreement") in form and substance mutually satisfactory to the parties which shall provide that such funds shall be held in escrow for three months following the Closing in accordance with the following terms and conditions:

          (a) The escrow deposit, together with all income therefrom ("escrow funds"), shall be held by the escrow agent in a separate interest-bearing account and disbursed only in accordance with the provisions of the Escrow Agreement.

          (b) All escrow funds for which claims have been made by Buyer during the three-month period following the Closing for matters for which Buyer is entitled to be indemnified under Article XI shall be paid to Buyer, unless Seller objects to the claim within five (5) days after notice to Seller.

          (c) If a claim is objected to, the dispute shall be resolved by Seller and Buyer or by arbitration or other mutually satisfactory means within sixty (60) days after the claim is made. Upon resolution, escrow funds, if any, due Buyer shall be disbursed to Buyer.

          (d) Such provisions as are required by the escrow agent for its protection shall be included. The escrow agent's fees for service as escrow agent shall be shared equally by the parties (but not paid out of escrow funds).

          (e) All escrow funds remaining in escrow for which no claim has been made during the three-month period following the Closing Date and remaining after all claims so made have been resolved shall be disbursed to Seller.

          (f) The Escrow Agreement shall specify the types of investments the escrow agent may make with the escrow funds, which investments generally shall be certificates of deposit and short-term government securities and other similar interest-bearing investments.

     1.5  Liabilities Assumed by Buyer.  As partial consideration for the
          ----------------------------
transfer of the Assets to Buyer, Buyer agrees, upon the terms and subject to the conditions set forth herein, to assume, as of the Closing, and thereafter to pay, perform, and discharge only those obligations of Seller specifically set forth on Schedule 1.5 hereof
                                                ------------
(collectively, the "Assumed Liabilities"), which schedule shall include, regarding each such liability, a detailed list of all creditors and counter-parties, aggregate amount outstanding, payment terms (including amounts and frequency) and any contingent liabilities associated therewith.

     1.6  Certain Adjustment.  The Purchase Price shall be adjusted as
          ------------------
necessary to reflect the proration of ad valorem taxes provided for in Section 6.4.

     1.7  Allocation of Purchase Price.  As soon as practicable following
          ----------------------------
Closing, Buyer will determine the appropriate allocation of the Purchase Price among the Assets pursuant to Section 1060 of the Code, and will notify Seller of such determination prior to the due date (including extensions) for filing Seller's federal income Tax Returns for its taxable year that includes the Closing Date. Seller and Buyer shall report the transactions contemplated hereby on all Tax Returns (including information returns and supplements thereto required to be filed by the parties under Section 1060 of the Code) in a manner consistent with such allocation.

     1.8  Liabilities Not Assumed by Buyer.  Buyer shall not assume or take
          --------------------------------
title to the Assets subject to, or in any way be liable or responsible for, any liabilities or obligations of Seller or any affiliate of Seller (whether or not referred to in any Schedule or Exhibit hereto), except as specifically provided in Section 1.5, it being expressly acknowledged that it is the intention of the parties hereto that all liabilities and obligations that Seller has or may have in the future (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Seller, and whether due or to become due), other than the Assumed Liabilities, shall be and remain the liabilities and obligations of Seller. Without limiting the generality of the foregoing, except as specifically provided in Section 1.5 or elsewhere within this Agreement, Buyer shall not assume or take title to the Assets subject to, or in any way be liable or responsible for:

          (a) any liabilities or obligations of Seller or Access Worldwide whether or not relating to the Assets, and whether or not arising or asserted prior to the Closing;

          (b) any liability or obligation of Seller under any mortgage, deed of trust, security agreement, or financing statement, or any note, bond, or other instrument or obligation secured thereby;

          (c) any liability or obligation of Seller in respect of any express or implied representation, warranty, agreement, or guaranty made (or claimed to have been made) by Seller, or imposed (or asserted to be imposed) by operation of law, in respect of any products produced, distributed, or sold by Seller, or any services performed by Seller, on or prior to the Closing Date;

          (d) any liability or obligation of Seller to repair or replace any products produced, distributed, or sold by Seller on or prior to the Closing Date;

          (e) any liability or obligation of Seller under any recalls after the Closing Date mandated by any Governmental Entity of any products produced, distributed, or sold by Seller on or prior to the Closing Date;

          (f) any liability or obligation of Seller arising from or in connection with product liability claims relating to products produced, distributed, or sold by Seller in connection with its business on or prior to the Closing Date;

          (g) any liability or obligation of Seller existing at or arising after the Closing Date under any leases, contracts, agreements, or Permits included in the Assets that results from the breach, default, or wrongful action or inaction of Seller prior to the close of business on the Closing Date;

          (h) any liability or obligation of Seller resulting from or relating to the employment relationship between Seller and its present or former employees or independent contractors, or the termination of any such employment or other relationship, including without limitation severance pay and other similar benefits, if any, and any claims filed on or prior to the Closing Date or that may thereafter be filed by or on behalf of any such present or former employee or independent contractor relating to the employment or termination of employment or services of any such person by Seller, including without limitation any claim for wrongful discharge, breach of contract, unfair labor practice, employment discrimination, unemployment compensation, or workers' compensation;

          (i) any liability or obligation of Seller in respect of any agreement, trust, plan, fund, or other arrangement under which benefits or employment is provided for Seller's present or former employees or independent contractors;

          (j) any liabilities or deficiencies for any Taxes, to the extent applicable to periods (or portions thereof) ending on or prior to the Closing Date; and

          (k) any liability for the cost of removal of underground storage tanks, testing and remediation, and other related costs, and any liability, including fines, for the violation of, or arising under, any Applicable Environmental Law.

     1.9  Definitions. All capitalized terms used in this Agreement and not
          -----------
otherwise defined are defined in Article XIII of this Agreement.

                                  ARTICLE II

                   REPRESENTATIONS AND WARRANTIES OF SELLER

     Seller and Access Worldwide jointly and severally represent and warrant to Buyer that:

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

     2.1  Corporate Organization and Qualification.  Seller is a limited
          ----------------------------------------
partnership duly organized, validly existing, and in good standing under the laws of Delaware and Seller and has all requisite partnership power and authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve Seller are pending or threatened. Seller is duly qualified or licensed to do business as a foreign partnership in all jurisdictions where required.

     2.2  Authority Relative to This Agreement.  Seller has full partnership
          ------------------------------------
power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Seller of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary partnership and corporate action of Seller and its partners. This Agreement has been duly executed and delivered by Seller and constitutes, and each Ancillary Document executed or to be executed by Seller has been, or when executed will be, duly executed and delivered by Seller and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances, and (iii) public policy considerations with respect to the enforceability of rights of indemnification.

     2.3  Noncontravention.  The execution, delivery, and performance by Seller
          ----------------
of this Agreement and the Ancillary Documents to which it is party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of the limited partnership agreement or other governing instruments of Seller, (ii) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of, or notice to, any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Seller is a party or by which Seller, or any of its properties, may be bound or any Permit held by Seller, (iii) result in the creation or imposition of any Encumbrance upon the Assets, (iv) result in the loss of any benefit to, or privilege or right of, the business attributable to any of the Assets, or (v) violate any Applicable Law binding upon Seller, its business or any of the Assets except, in the case of clause (ii) above, for (A) such consents, approvals, authorizations, and waivers that have been obtained and are unconditional and in full force and effect and such notices that have been duly given, and (B) such consents, approvals, authorizations, waivers, and notices disclosed on Schedule 2.3.
                                                  ------------

     2.4  Governmental Approvals. Except as disclosed on Schedule 2.4, no
          ----------------------                         ------------
consent, approval, order, or authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Seller or Access Worldwide in connection with the execution, delivery, or performance by Seller or Access Worldwide of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (i) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (ii) such consents, approvals, orders, or authorizations that, if not obtained, and such declarations, filings, or registrations that, if not made, would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Seller or on the ability of Seller to consummate the transactions contemplated hereby.

     2.5  Title to Assets.  Seller is the sole owner of, and has good and
          ---------------
marketable title to, all the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances. Upon Seller's transfer of the Assets to Buyer pursuant to this Agreement, Buyer will have good and marketable title to all the Assets, free and clear of all Encumbrances other than the Permitted Encumbrances. Except as disclosed on Schedule 2.5, no financing statement (or
                                      ------------
other instrument sufficient or effective as a financing statement) under the Uniform Commercial Code with respect to any of the Assets has been filed and is effective in any jurisdiction, and Seller has not signed any such financing statement (or other instrument) or any mortgage or security agreement granting any mortgage or security interest in any of the Assets or authorizing any secured party thereunder to file any such mortgage or financing statement (or other instrument).

     2.6  Financial Statements; Projections.
          ---------------------------------

     (a) Seller has delivered to Buyer accurate and complete copies of Seller's unaudited balance sheets as of December 31, 1999 and 1998, and its unaudited balance sheet as of March 31, 2000, and the related statements of income for the annual or quarterly periods then ended, (collectively, the "Financial Statements"). The Financial Statements (i) represent actual bona fide transactions, (ii) have been prepared from the books and records of Seller in conformity with generally accepted accounting principles, consistently applied, and (iii) accurately, completely, and fairly present Seller's financial position as of the respective dates thereof and its results of operations for the periods then ended. The statement of income included in the Financial Statements does not contain any items of special or nonrecurring income, and the balance sheet included in the Financial Statements does not reflect any write-up or revaluation increasing the book value of any assets, nor have there been any transactions since December 31, 1999 giving rise to special or nonrecurring income or any such write-up or revaluation.

     (b) Seller represents that it has in good faith and upon a reasonable basis prepared the revenue projections of the Call Center for the year 2000, which are attached hereto as Schedule 2.6.; however, Seller does not warrant
                             -------------
that the Center's actual results for the year 2000 will match the projected results.

     2.7  Liabilities.  Seller has no liabilities or obligations (whether
          -----------
accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Seller, and whether due or to become due), except (i) liabilities reflected on the Financial Statements and described in the notes thereto, (ii) liabilities which have arisen since the date of the Financial Statements in the ordinary course of business (none of which is a liability for breach of contract, breach of warranty, tort, or infringement), none of which is material, (iii) liabilities arising under executory contracts entered into in the ordinary course of business (none of which is a liability for breach of contract), and
(iv) liabilities specifically set forth on Schedule 2.7.
                                           ------------

     2.8  Absence of Certain Changes.  Except as disclosed on Schedule 2.8,
          --------------------------                          ------------
since January 1, 2000: (i) there has not been any material adverse change in, or any event or condition that might reasonably be expected to result in any material adverse change in, the business, assets, results of operations, condition (financial or otherwise), or prospects of Seller or the ownership or operation of the Assets or any material portion thereof; (ii) Seller has conducted its business only in the ordinary course consistent with past practice; (iii) Seller has not incurred any material liability, engaged in any material transaction, or entered into any material agreement outside the ordinary course of business consistent with past practice; and (iv) Seller has not suffered any material loss, damage, destruction, or other casualty to any of the Assets (whether or not covered by insurance).

     2.9  Tax Matters.  Except as disclosed on Schedule 2.9:
          -----------                          ------------

          (a) Seller has duly filed all Tax Returns required to be filed by or with respect to it with the IRS or other applicable authority, and no extensions with respect to such Tax Returns have been requested or granted, and all Taxes due and payable for the periods covered by such Tax Returns have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof, or any such fine, penalty, interest, late charge or loss has been paid;

          (b) there has been no issue raised or adjustment proposed (and none is pending) by the IRS or any other taxing authority with respect to liabilities for Taxes of Seller or any Affiliated Group of which Seller is or has been a member;

          (c) there are no Encumbrances with respect to Taxes (except for liens with respect to real property Taxes not yet due) upon any of the Assets; and

          (d) Seller has duly and timely withheld from salaries, wages, and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over under all Applicable Laws.

     2.10 Compliance With Laws.  To Seller's knowledge without investigation,
          --------------------
Seller has complied and is complying in all material respects with all Applicable Laws relating to the ownership or operation of the Assets or the operation of Seller's business (including without limitation Applicable Laws relating to transportation, securities, properties, business operations, products, manufacturing processes, advertising and sales practices, employment practices, terms and conditions of employment, wages and hours, safety, occupational safety, health, environmental protection, product safety, and civil rights). Seller has not received any written notice, that has not been dismissed or otherwise disposed of, that Seller has not so complied. Seller is not charged, or to the best knowledge of Seller threatened, with or under investigation with respect to, any alleged violation of any Applicable Law relating to any aspect of the ownership of the Assets or operation of Seller's business.

     2.11 Legal Proceedings.  Except as set forth on Schedule 2.11, there are no
          -----------------                          -------------
Proceedings pending, or to the best knowledge of Seller threatened, against or involving Seller (or any of its directors or officers) in connection with the Assets or Seller's business. No judgment, order, writ, injunction, or decree of any Governmental Entity has been issued or entered against Seller or any of its affiliates that continues to be in effect with respect to or affecting the Assets or the operation of Seller's business. There are no Proceedings pending, or to the best knowledge of Seller threatened, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     2.12  [Reserved]
     2.13  [Reserved]

     2.14  Permits.  Set forth on Schedule 2.14 is a list of all Permits held by
           -------                -------------
Seller. Each of such Permits is in full force and effect, Seller is in compliance with all of its obligations with respect thereto, and, to the best knowledge of Seller, no event has occurred that permits, or with or without the giving of notice or the passage of time or both would permit, the revocation or termination of any thereof. Except as disclosed on Schedule 2.14, no notice has
                                                   -------------
been issued by any Governmental Entity and no Proceeding is pending or, to the best knowledge of Seller threatened, with respect to any alleged failure by Seller to have any Permit or any alleged failure by Seller to comply with any Permit.

     2.15  [Reserved]

     2.16  Books and Records.  All the books and records of Seller, including
           -----------------
all personnel files, employee and independent contractor data, and other materials relating to Seller's employees and independent contractors, are substantially complete and correct, have been maintained in accordance with good business practice and all Applicable Laws. Such books and records accurately and fairly reflect, in reasonable detail, all transactions, revenues, expenses, assets, and liabilities of Seller.

     2.17  Brokerage Fees.  Seller and its affiliates have not retained any
           --------------
financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Seller shall indemnify and hold harmless Buyer from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Seller or any of its affiliates.

     2.18  Related Party Transactions.  Except as disclosed on Schedule 2.18, no
           --------------------------                          -------------
partner, officer, or employee of Seller or any associate of any such partner, officer, or employee is presently, directly or indirectly, a party to any transaction with Seller relating to the Assets or the Call Center, including, without limitation, any agreement, arrangement, or understanding, written or oral, providing for the employment of, furnishing of services by, rental of real or personal property from, or otherwise requiring payments to any such partner, officer, employee, or associate. For purposes of this Section only, an "associate" of any partner, officer, or employee means (i) a spouse, parent, sibling, child, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law of such partner, officer, or employee or (ii) any director, partner, officer or employee of such partner, officer, or employee or any corporation, partnership, trust, or other entity in which such partner, officer, or employee or associate thereof has a substantial ownership or beneficial interest (other than an interest in a public corporation which does not exceed three percent of its outstanding securities) or is a director, officer, partner, or trustee or person holding a similar position.

     2.19 Environmental Matters.
          ---------------------

          (a) Seller has received no written notice of any investigation or inquiry by any Governmental Entity under any Applicable Environmental Laws (as defined below) relating to the ownership or operation of the Assets or the operation of the Call Center. To the actual current knowledge of Seller, Seller has not disposed of any hazardous material (as defined below) on any of the Assets and no condition exists on any of the Assets which would subject Seller or the Assets to any remedial obligations under any Applicable Environmental Laws.

          (b) For purposes of this Agreement, "Applicable Environmental Laws" means any and all Applicable Laws pertaining to health, safety, or the environment in effect (currently or hereafter) in any and all jurisdictions in which Seller has conducted operations or activities or owned or leased property, including, without limitation, the Clean Air Act, as amended, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Rivers and Harbors Act of 1899, as amended, the Federal Water Pollution Control Act, as amended, the Occupational Safety and Health Act of 1970, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, the Texas Water Code, the Texas Solid Waste Disposal Act, and other environmental conservation or protection laws. For purposes of this Agreement, the term "hazardous material" means (i) any substance which is listed or defined as a hazardous substance, hazardous constituent, or solid waste pursuant to any Applicable Environmental Laws and (ii) petroleum (including crude oil and any fraction thereof), natural gas, and natural gas liquids.

     2.20 Labor Relations.
          ---------------

     (a) Except as disclosed on Schedule 2.20, (i) there are no collective
                                -------------
bargaining agreements or other labor union contracts applicable to any employees of Seller to or by which Seller is a party or is bound, no such agreement or contract has been requested by any employee or group of employees of Seller, and no discussions have occurred with respect thereto by management of Seller with any such employees; (ii) no employees of Seller are represented by any labor organization, collective bargaining representative, or group of employees; (iii) no labor organization, collective bargaining representative, or group of employees claims to represent a majority of the employees of Seller; (iv) Seller is not aware of or involved with any representational campaign or other organizing activities by any union or other organization or group seeking to become the collective bargaining representative of any of the employees of Seller; (v) Seller is not obligated to bargain collectively with respect to wages, hours, and other terms and conditions of employment with any recognized or certified labor organization, collective bargaining representative, or group of employees representing employees of Seller; and (vi) Seller is not aware of any strikes, work stoppages, work slowdowns, or lockouts or any threats thereof by or with respect to any employees of Seller, and since January 1, 1997, there have been no labor disputes, strikes, work stoppages, work slowdowns, lockouts, or similar matters involving any such employees.

     (b) Seller is in compliance with all Applicable Laws pertaining to employment and employment practices and wages, hours, and other terms and conditions of employment in respect of its employees and has no accrued liability for any arrears of wages or any Taxes or penalties for failure to comply with any thereof. Seller is not engaged in any unfair labor practices or unlawful employment practices. There is no pending or, to the best knowledge of Seller, threatened Proceeding against or involving Seller by or before, and Seller is not subject to any judgment, order, writ, injunction, or decree of or inquiry from, the National Labor Relations Board, the Equal Employment Opportunity Commission, the Department of Labor, or any other Governmental Entity in connection with any current, former, or prospective employee of Seller.

     (c) Seller believes that its relations with its employees are satisfactory.

     2.21 Illegal Payments.  To the best knowledge of Seller, none of Seller or
          ----------------
any director, officer, employee, or agent of Seller has, directly or indirectly, paid or delivered any fee, commission, or other sum of money or item of property however characterized to any broker, finder, agent, government official, or other person, in the United States or any other country, in any manner related to the Assets or Seller's business, which Seller or any such director, officer, employee, or agent knows or has reason to believe to have been illegal under any Applicable Law.

     2.22 Condition of Assets.  The Assets constitute, among other things, all
          -------------------
the tangible assets and properties used or held for use in connection with the operation of Seller's business. All the Assets shall, as of the date of Closing, be in good working order (which Buyer shall be permitted to verify via a walk-through within 24 hours prior to closing), failing which Buyer may elect not to close and may terminate this Agreement.

     2.23 Intellectual Property.  Except for the trademarks, service marks, and
          ---------------------
trade names set forth on Schedule 2.23, Seller does not own, hold, use, or have
                         -------------
pending any Intellectual Property in connection with the operation of the Assets or its business. Seller has not received any written notice or claim of any infringement, violation, misuse, or misappropriation by Seller in connection with any Intellectual Property owned or purported to be owned by any other person.

     2.24 Agreements.
          ----------

     (a) All material agreements, arrangements, and understandings of any nature (written or oral, formal or informal) (collectively, for purposes of this Section, "agreements") to which Seller is a party or by which Seller is otherwise bound, that relate to the Assets or Seller's business at the Call Center are listed on Schedule 2.24.
                     -------------

     (b) Seller has delivered to Buyer and Buyer acknowledges receipt of accurate and complete copies of the agreements listed on Schedule 2.24. Each of
                                                         -------------
such agreements is a valid and binding agreement of the parties thereto, enforceable against them in accordance with its terms. Except as set forth on
Schedule 2.24, no breach or default exists with respect to any of such
-------------
agreements; no event has occurred which, after the giving of notice or the passage of time or otherwise, will result in any such breach or default; and Seller has not been advised by any other party to any of such

Agreements that such party believes there has been a breach of any of such Agreements. Except as disclosed on Schedule 2.24, each of such agreements is
                                   -------------
freely and fully assignable to Buyer without penalty or other adverse consequence.

     2.25 Personal Property.  Set forth on Schedule 2.25 is a list (as of March
          -----------------                -------------
15, 2000, and containing, where applicable, a detail of serial numbers and version numbers) of all furniture, equipment, machinery, computer hardware and software, materials, motor vehicles, and other personal property (other than spare parts, supplies, and inventories) owned or leased by Seller and used or held for use in connection with the operation of the Call Center (other than any item having a value individually of less than $1,000, which together with all such omitted items do not, in the aggregate, have a value exceeding $25,000).

     2.26 Customers.  Set forth on Schedule 2.26 is a list of the ten (10)
          ---------                -------------
largest customers of the Seller, on the basis of revenues for goods sold or services provided for the most recent fiscal year. Schedule 2.26 also lists the
                                                   -------------
ten (10) largest suppliers of the Seller, on the basis of cost of goods or services purchased for the most recent fiscal year. Except as disclosed in
Schedule 2.26, no such customer or supplier has ceased or materially reduced its
-------------
purchases from or sales or provision of services to the Seller since December 31, 1999, or to the knowledge of the Seller, has threatened to cease or materially reduce such purchases or sales or provision of services after the date hereof. Except as disclosed in Schedule 2.26, to the knowledge of the
                                    -------------
Seller, no such customer or supplier is the subject of any bankruptcy proceeding or has otherwise commenced any proceeding to seek protection from its creditors generally.

     2.27 Disclosure.  No representation or warranty made by Seller or Access
          ----------
Worldwide in this Agreement, and no statement of Seller or Access Worldwide contained in any document, certificate, or other writing furnished or to be furnished by them pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in light of the circumstances under which they are made, not misleading. Neither Seller nor Access Worldwide knows of any matter specifically relating to the Assets or Seller's business that has not been disclosed to Buyer pursuant to this Agreement that has, is likely to have, or will have a material adverse effect on the Assets or Buyer's operation thereof. Seller has delivered or made available to Buyer accurate and complete copies of all agreements, documents, and other writings referred to or listed in this Article II or any Schedule hereto.

     2.28 Representations and Warranties on Closing Date.  The representations
          ----------------------------------------------
and warranties made in this Article II will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties that expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.

                                  ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF BUYER

     Buyer represents and warrants to Seller that:

     3.1  Authority Relative to This Agreement.  Buyer has full partnership
          ------------------------------------
power and authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Buyer of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary action of Buyer. This Agreement has been duly executed and delivered by Buyer and constitutes, and each Ancillary Document executed or to be executed by Buyer has been, or when executed will be, duly executed and delivered by Buyer and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Buyer, enforceable against Buyer in accordance with its respective terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances, and
(iii) public policy considerations with respect to the enforceability of rights of indemnification.

     3.2  Noncontravention.  The execution, delivery, and performance by Buyer
          ----------------
of this Agreement and the Ancillary Documents to which it is a party and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or result in a violation of any provision of, or constitute (with or without the giving of notice or the passage of time or both) a default under, or give rise (with or without the giving of notice or the passage of time or both) to any right of termination, cancellation, or acceleration under, or require any consent, approval, authorization, or waiver of any party to, any bond, debenture, note, mortgage, indenture, lease, contract, agreement, or other instrument or obligation to which Buyer is a party or by which Buyer or any of its properties may be bound or any Permit held by Buyer, (ii) result in the creation or imposition of any Encumbrance upon the properties of Buyer, or (iii) violate any Applicable Law binding upon Buyer.

     3.3  Governmental Approvals.  No consent, approval, order, or
          ----------------------
authorization of, or declaration, filing, or registration with, any Governmental Entity is required to be obtained or made by Buyer in connection with the execution, delivery, or performance by Buyer of this Agreement and the Ancillary Documents to which it is a party or the consummation by it of the transactions contemplated hereby or thereby, other than (i) filings with Governmental Entities to occur in the ordinary course following the consummation of the transactions contemplated hereby, and (ii) such consents, approvals, orders, or authorizations that, if not obtained, and such declarations, filings, or registrations that, if not made, would not, individually or in the aggregate, have a material adverse effect on the business, assets, results of operations, condition (financial or otherwise), or prospects of Buyer or on the ability of Buyer to consummate the transactions contemplated hereby.

     3.4  Legal Proceedings.  There are no Proceedings pending, or to the best
          -----------------
knowledge of Buyer threatened, seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the transactions contemplated hereby.

     3.5  Brokerage Fees.  Neither Buyer nor any of its affiliates has
          --------------
retained any financial advisor, broker, agent, or finder or paid or agreed to pay any financial advisor, broker, agent, or finder on account of this Agreement or any transaction contemplated hereby. Buyer shall indemnify and hold harmless Seller from and against any and all losses, claims, damages, and liabilities (including legal and other expenses reasonably incurred in connection with investigating or defending any claims or actions) with respect to any finder's fee, brokerage commission, or similar payment in connection with any transaction contemplated hereby asserted by any person on the basis of any act or statement made or alleged to have been made by Buyer or any of its affiliates.

     3.6  Disclosure.  No representation or warranty made by Buyer in this
          ----------
Agreement, and no statement of Buyer contained in any document, certificate, or other writing furnished or to be furnished by Buyer pursuant hereto or in connection herewith, contains or will contain, at the time of delivery, any untrue statement of a material fact or omits, or will omit, at the time of delivery, to state any material fact necessary in order to make the statements contained therein, in the light of the circumstances under that they are made, not misleading.

     3.7  Representations and Warranties on Closing Date.  The representations
          ----------------------------------------------
and warranties made in this Article III will be true and correct on and as of the Closing Date with the same force and effect as if such representations and warranties had been made on and as of the Closing Date, except that any such representations and warranties that expressly relate only to an earlier date shall be true and correct on the Closing Date as of such earlier date.


                                  ARTICLE IV

                                    CLOSING

     The consummation of the transactions contemplated hereby shall take place
(i) at the offices of Thompson & Knight, P.C., 1700 Pacific Avenue, Suite 3300, Dallas, Texas 75201, at 10:00 a.m., local time, as soon as practicable following satisfaction or waiver of all of the conditions set forth in Articles VII, VIII and IX (the "Closing"). The date on which the Closing is required to take place is herein referred to as the "Closing Date." All Closing transactions shall be deemed to have occurred simultaneously.

                                   ARTICLE V

                      CONDUCT OF BUSINESS PENDING CLOSING

     Seller hereby covenants and agrees with Buyer as follows:

     5.1  Conduct and Preservation of Business.  Except as expressly provided
          ------------------------------------
in this Agreement, during the period from the date hereof to the Closing, Seller
(i) shall conduct the business of the Call Center only in the ordinary course consistent with past practice and in compliance with this Agreement and all Applicable Laws; (ii) shall use its best efforts to preserve, maintain, and protect the Assets; and (iii) shall use its best efforts to preserve intact the Call Center's business organization, to keep available the services of its employees, and to maintain existing relationships with suppliers, contractors, distributors, customers, and others having business relationships with Seller.

     5.2  Restrictions on Certain Actions.  Without limiting the generality of
          -------------------------------
Section 5.1, and except as otherwise expressly provided in this Agreement, prior to the Closing, Seller shall not, without the prior written consent of Buyer:

          (a) mortgage or pledge any of the Assets or create or suffer to exist any Encumbrance thereupon, other than those existing in connection with the Permitted Encumbrances;

          (b) sell, lease, transfer, or otherwise dispose of, directly or indirectly, any of the Assets, other than in the ordinary course of business consistent with past practice;

          (c) regarding the Assets, enter into, or amend, modify, or change, any lease, contract, agreement, commitment, arrangement, or transaction related to the Call Center, except in the ordinary course of business consistent with past practice;

          (d) delay payment of any account payable or other liability of such Seller beyond its due date or the date when such liability would have been paid in the ordinary course of business consistent with past practice;

          (e) allow the levels of raw materials, work-in-process, finished goods, supplies, and other materials included in the Assets to vary in any material respect from the levels customarily maintained by Seller in the ordinary course of business consistent with past practice;

          (f) permit any current insurance or reinsurance policies to be canceled or terminated or any of the coverages thereunder to lapse if such policy covers Assets or insures risks, contingencies, or liabilities of Seller, unless simultaneously with such cancellation, termination, or lapse, replacement policies providing coverage equal to or greater than the coverage canceled, terminated, or lapsed are in full force and effect and written copies thereof have been provided to Buyer;

          (g) take any action that would or might make any of the representations or warranties of such Seller contained in this Agreement untrue or inaccurate as of any time from the date of this Agreement to the Closing or would or might result in any of the conditions set forth in this Agreement not being satisfied;

          (h) enter into or amend any contract, agreement, or other commitment that would have a material adverse effect on the Assets or the Call Center; or

          (i) authorize or propose, or agree in writing or otherwise to take, any of the actions described in this Section 5.2.


                                  ARTICLE VI

                             ADDITIONAL AGREEMENTS

     6.1  Payment of Liabilities.  Seller shall pay, perform, and discharge all
          ----------------------
of Seller's liabilities (other than the Assumed Liabilities) that are due after the Closing Date, as and when the same become due and payable.

     6.2  Notification of Certain Matters.  Seller shall give prompt notice to
          -------------------------------
Buyer of (i) any material failure of Seller to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied hereunder, and (ii) any notice or other communication from any person alleging that the consent or approval of such person is or may be required in connection with the transactions contemplated by this Agreement (other than those consents and approvals indicated as required on Schedule 2.3). Buyer shall give prompt
                                   ------------
notice to Seller of any material failure of Buyer to comply with or satisfy any covenant, condition, or agreement to be complied with or satisfied hereunder. The delivery of any notice pursuant to this Section 6.2 shall not be deemed to
(i) modify the representations or warranties hereunder of the party delivering such notice, or (ii) limit or otherwise affect the remedies available hereunder to the party receiving such notice.

     6.3  Fees and Expenses.  Except as otherwise expressly provided in this
          -----------------
Agreement, all fees and expenses, including fees and expenses of counsel, financial advisors, and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fee or expense, whether or not the Closing shall have occurred; provided, however, that if this Agreement shall have been terminated pursuant to Section
10.1 as a result of the willful breach by a party of any of its representations, warranties, covenants, or agreements set forth in this Agreement, such breaching party shall pay the costs and expenses of the other parties in connection with the transactions contemplated by this Agreement.

     6.4  Taxes; Other Charges.  All sales, use and gross receipts Taxes
          --------------------
resulting from the consummation of the transactions contemplated hereby (other than income taxes of Buyer and its affiliates) shall be borne by Seller, and the parties shall cooperate in obtaining all exemptions from such Taxes. All other excise, registration, transfer, recording, and stamp Taxes and fees incurred in connection with the consummation of the transactions contemplated hereby shall be borne by Buyer. All ad valorem or similar Taxes attributable to the Assets for the 2000 calendar year (as well as prepaid rentals and unearned and paid utility charges) shall be pro-rated between Buyer and Seller on a daily basis as of the Closing Date.

     6.5  Public Announcements.  Except as may be required by Applicable Law,
          --------------------
neither Buyer, Seller nor Access Worldwide shall issue any press release or otherwise make any public statement with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other party (which consent shall not be unreasonably withheld). Any such press release or public statement required by Applicable Law shall only be made after reasonable notice to the other party.

     6.6  Books and Records.  Buyer agrees that Seller shall have the right, at
          -----------------
its own expense, at any time or from time to time after the Closing Date during reasonable business hours upon reasonable notice, to inspect and make copies of or extracts from any of the books and records relating to the ownership or operation of the Assets prior to the Closing Date in the possession of Buyer or its affiliates. None of such books and records in the possession of Buyer shall be destroyed without the express written consent of Seller unless first reproduced by microfilm or any other similar process. In the event that Buyer shall wish to destroy any of such books and records at any time or from time to time after the Closing Date, Buyer shall give not less than sixty (60) days notice to Seller, who shall have the right, at its own expense, during reasonable business hours to remove such books and records and to keep possession of the same.

     6.7  [Reserved]

     6.8  Employee and Employee Benefit Plan Matters.
          ------------------------------------------

          (a) Schedule 6.8(a) sets forth a complete list of the names, social
              ---------------
     security numbers and dates of employment of each employee of Seller relevant to the operation of the Assets and the Call Center as of the date of this Agreement (the "Relevant Employees"), together with a description of the position of each such employee and the total amounts of salary, bonuses and other compensation paid or payable by Seller to each such employee for the fiscal year ending December 31, 1999. Buyer shall offer employment, effective on the Closing Date, to those Relevant Employees who are employed by Seller as of the Closing Date and any such Relevant Employee receiving an employment offer shall be afforded the benefits and other employment terms as are provided by Buyer in its sole discretion. In connection with such matters, Seller will be responsible for the payment of any and all sums due and owing to any such employees who accept such offer of employment with respect to severance pay, accrued and unused vacation, employee benefits, insurance items, salary and similar matters related to such employees' employment by Seller. It shall be a requirement that any such employee who accepts Buyer's offer of employment shall have resigned his employment with Seller as of the Closing Date and that Seller shall have released such employee from all non-competition, non-solicitation, confidentiality and similar agreements as to periods after the Closing Date.

          (b) Buyer is not hereby, and at no time hereafter will be, adopting, accepting, or assuming any employee benefit plan or collective bargaining agreement relating to Seller's employees or any other agreement, trust, plan, fund, or other arrangement of Seller that provides for employee benefits or perquisites (collectively, "Employment Arrangements"), and Buyer shall have no liability or obligation whatsoever under any Employment Arrangement to Seller or to any employees of Seller, whether or not any of such employees are offered employment by or become employees of Buyer. Buyer is not obligated to replace any of the Employment Arrangements for any employees of Seller who become employees of Buyer, nor is Buyer obligated to provide such persons with any similar agreements, plans, or arrangements.

          (c) Seller will comply after the Closing Date with the requirements of Sections 601 through 608 of ERISA and Section 4980B of the Code with respect to any employee or former employee of Seller (and any dependent or former dependent thereof) whose employment with Seller terminates in connection with or prior to Buyer's purchase of the Assets.

          (d) The parties hereto do not intend to create any third party beneficiary rights respecting any employee of Seller or its affiliates as a result of the provisions of this Agreement and specifically hereby negate any such intent.

     6.9  Acquisition Proposals.  From and after the date of this Agreement
          ---------------------
until the earlier of the Closing or the termination of this Agreement, neither Seller nor any affiliate, director, officer, employee, agent, or representative of Seller shall, directly or indirectly, (i) solicit, initiate, or encourage any Acquisition Proposal (as defined below) or (ii) engage in discussions or negotiations with, or disclose any nonpublic information relating to the Assets or the Call Center to, any person that is considering making or has made an Acquisition Proposal. The term "Acquisition Proposal", as used in this Section 6.9, means any offer or proposal for, or any indication of interest in, the acquisition of the Assets, the Call Center or any portion thereof, other than the transactions contemplated or expressly permitted by this Agreement, by virtue of a merger, sale of assets or stock, or other acquisition of any of the stock or assets of Seller.

     6.10 Reasonable Best Efforts.  Each party hereto agrees that it will not
          -----------------------
voluntarily undertake any course of action inconsistent with the provisions or intent of this Agreement and will use its reasonable best efforts to take, or cause to be taken, all action and to do, or cause to be done, all things reasonably necessary, proper, or advisable under Applicable Laws to consummate the transactions contemplated by this Agreement. Seller shall cooperate with and assist Buyer and its authorized representatives in order to provide an efficient and orderly transfer of the control and management of the Assets and the Call Center to Buyer, to permit Buyer to assume the Assumed Liabilities without any changes in their repayment terms and conditions, and to avoid any undue interruption in the ongoing operations of the Assets and the Call Center following the Closing.


                                  ARTICLE VII

                      CONDITIONS TO OBLIGATIONS OF SELLER

     The obligations of Seller to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     7.1  Representations and Warranties True.  All the representations and
          -----------------------------------
warranties of Buyer contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct on and as of the Closing Date.

     7.2  Covenants and Agreements Performed.  Buyer shall have performed and
          ----------------------------------
complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     7.3  Certificate.  Seller shall have received a certificate executed on
          -----------
behalf of Buyer by the chief executive and chief financial officers of Buyer, dated the Closing Date, representing and certifying, in such detail as Seller may reasonably request, that the conditions set forth in Sections 7.1 and 7.2 have been fulfilled.

     7.4  Legal Proceedings.  No Proceeding shall, on the Closing Date, be
          -----------------
pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     7.5  Approval.  The transactions contemplated by this Agreement shall
          --------
have been approved, in accordance with Applicable Laws and the limited partnership agreement of Buyer, by the general partner of Buyer, and by the general partner's Board of Directors.

     7.6  Releases.
          --------

          (a) Seller shall have obtained releases from John Allen and Chris Purdy from any liability for post-Closing compensation from Seller (including without limitation any claims for termination and/or severance payments).

          (b) With respect to all employees being hired by Buyer who are being released from agreements under Section 6.8, Sellers shall have obtained releases from such employees releasing Sellers from any and all severance and/or termination payments and any other claims relative to said employee's termination by Sellers.

                                 ARTICLE VIII

                      CONDITIONS TO OBLIGATIONS OF BUYER

     The obligations of Buyer to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     8.1  Representations and Warranties True.  All the representations and
          -----------------------------------
warranties of Seller contained in this Agreement, and in any agreement, instrument, or document delivered pursuant hereto or in connection herewith on or prior to the Closing Date, shall be true and correct as of the date made and (having been deemed to have been made again on and as of the Closing Date in the same language) shall be true and correct on and as of the Closing Date.

     8.2  Covenants and Agreements Performed.  Seller shall have performed and
          ----------------------------------
complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

     8.3  Certificate.  Buyer shall have received certificates executed on
          -----------
behalf of Seller by the chief executive officer and chief financial officer of Seller, dated the Closing Date, representing and certifying, in such detail as Buyer may reasonably request, that the conditions set forth in Sections 8.1 and
8.2 have been fulfilled.

     8.4  Legal Proceedings.  No Proceeding shall, on the Closing Date, be
          -----------------
pending or threatened seeking to restrain, prohibit, or obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

     8.5  No Material Adverse Change.  Since the date hereof, there shall not
          --------------------------
have been any material adverse change in the business, assets, results of operations, condition (financial or otherwise), or prospects of Seller or the ownership or operation of the Assets or the Call Center or any material portion thereof.

     8.6  Documents.  Buyer shall have received, after using diligent efforts
          ---------
to obtain, the certificates, instruments, and documents listed below, all of which shall be in form and substance reasonably satisfactory to Buyer:

          (a) Bills of sale, certificates of title and other instruments of assignment, transfer, and conveyance sufficient to transfer to Buyer and effectively vest in Buyer all right, title, and interest of Seller and Access Worldwide in and to the Assets, subject only to the Permitted Encumbrances.

          (b) Executed copies of all consents and approvals of third parties required to be obtained by or on the part of Seller for the consummation of the transactions contemplated hereby.

          (c) [Reserved]

          (d) Lien search reports showing that no financing statements or other liens (or notices with respect to liens) affecting any of the Assets naming Seller or Access Worldwide as debtor are on file in the Uniform Commercial Code or other relevant records of the office of the Secretary of State or the county clerk's office of any jurisdiction in which any of the Call Center's operations are conducted, other than as otherwise permitted by this Agreement.

          (e) Releases of all liens affecting any of the Assets.

          (f) Seller shall deliver to Buyer a non-foreign certificate required by Section 1445 of the Code and applicable regulations.

          (g) A lease agreement with CB Parkway Business Center III, Ltd., in a form acceptable to Buyer, granting Buyer full rights as sole tenant and occupant of all premises at which the Call Center's operations are conducted.

          (h) Written assurance from Sprint/United Management Company confirming the continuing validity and enforceability of that certain Master Services Agreement dated as of January 1, 1997 with Seller, and that Sprint/United Management Company will recognize Buyer as the owner of all of Seller's right, title, and interest in and to such agreement.

          (i) True and complete copies of Seller's balance sheet as of March 31, 2000 and the related statements of income for the three months then ended.

          (j) Employment Agreements between Buyer and John Allen and between Buyer and Chris Purdy, in each case having a term of not less than two (2) years.

          (k) A Noncompetition Agreement between Seller, Access Worldwide and Buyer, substantially in the form attached hereto as Exhibit A, and a
                                                         ---------
     Referral Agreement between Seller, Access Worldwide and Buyer substantially in the form attached hereto as Exhibit B.
                                    ---------

          (l) A document evidencing the termination of Seller's rights to use the JESS software and any other software licensed to Seller by Access Worldwide.

          (m) A License Agreement providing that Access Worldwide will provide to Buyer a royalty-free, fully paid-up, non-exclusive, perpetual license to Access Worldwide's JESS software (including open source codes) for unlimited seats, and that if either party makes any enhancements to the JESS software, it will provide such enhancements (with open source codes) to the other on a royalty-free, fully paid-up, non-exclusive, perpetual basis. The License Agreement will further provide that Buyer may sell or license the software to non-U.S. persons provided that one-half of the proceeds therefrom must be paid to Access Worldwide. The License Agreement will further provide that Access Worldwide will provide to Buyer limited technical support for 90 days following the Closing at no charge except that Buyer will pay Access Worldwide's out-of-pocket expenses, and that Access Worldwide will provide technical support beyond such 90-day period to Buyer at $150.00 per hour in addition to out-of-pocket expenses. Terms of payment are net 30 days.

          (n) Such other certificates, instruments, and documents as may be reasonably deemed necessary by Buyer to carry out the intent and purposes of this Agreement, including a copy of the duly signed director consent or minutes, as applicable and certified as true and complete by the Secretary of Seller, required by Section 8.7.

     8.7  Approval.  The transactions contemplated by this Agreement shall have
          --------
been approved, in accordance with Applicable Laws and the limited partnership agreement of Seller, by the general partner of Seller and by the general partner's Board of Directors.


                                  ARTICLE IX

                   CONDITIONS TO OBLIGATIONS OF ALL PARTIES

     The obligations of all parties to consummate the transactions contemplated by this Agreement shall be subject to the fulfillment on or prior to the Closing Date of each of the following conditions:

     9.1  Governmental Approvals.  Favorable orders, consents, and approvals in
          ----------------------
the form required to consummate this Agreement, the Ancillary Documents, and all transactions contemplated thereby, shall have been received (if required) from necessary governmental agencies.


                                   ARTICLE X

                     TERMINATION, AMENDMENT, AND REMEDIES

     10.1 Termination.  This Agreement may be terminated and the transactions
          -----------
contemplated hereby abandoned at any time prior to the Closing in the following manner:

          (a) by mutual written consent of Seller and Buyer; or

          (b) by Seller or by Buyer, if:

              (i) the Closing shall not have occurred on or before the thirtieth day following the date of execution of this Agreement, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate this Agreement pursuant to this clause (i); or

              (ii) there shall be any statute, rule, or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or a Governmental Entity shall have issued an order, decree, or ruling or taken any other action permanently restraining, enjoining, or otherwise prohibiting the consummation of the transactions contemplated hereby, and such order, decree, ruling, or other action shall have become final and nonappealable; or

          (c) by Seller, if (i) any of the representations or warranties of Buyer contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time, or
     (ii) Buyer shall have failed to fulfill any of its obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within thirty (30) days of actual knowledge thereof by Buyer; or

          (d) by Buyer, if (i) any of the representations or warranties of Seller contained in this Agreement shall not be true and correct when made or at any time prior to the Closing as if made at and as of such time, or
     (ii) Seller shall have failed to fulfill any of its obligations under this Agreement, and, in the case of each of clauses (i) and (ii), such misrepresentation, breach of warranty, or failure (provided it can be cured) has not been cured within thirty (30) days of actual knowledge thereof by Seller.

     10.2 Effect of Termination.  In the event of the termination of this
          ---------------------
Agreement pursuant to Section 10.1 by Seller or Buyer, written notice thereof shall forthwith be given by specifying the provision hereof pursuant to which such termination is made, and this Agreement shall become void and have no effect, except that the agreements contained in this Section 10.2, in Section 6.3, and in Articles XI, XII and XIII shall survive the termination hereof. Nothing contained in this Section 10.2 shall relieve any party from liability for any breach of this Agreement.

     10.3 Waiver.  Seller, on the one hand, or Buyer, on the other, may (i)
          ------
waive any inaccuracies in the representations and warranties of the other contained herein or in any document, certificate, or writing delivered pursuant hereto or (ii) waive compliance by the other with the other's agreements or fulfillment of any conditions to obligations contained herein. Any agreement on the part of a party hereto to any such waiver shall be valid only if set forth in an instrument in writing signed by or on behalf of such party or parties. No failure or delay by a party hereto in exercising any right, power, or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.

     10.4 Remedies Not Exclusive.  The rights and remedies herein provided
          ----------------------
shall be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.

                                  ARTICLE XI

                 SURVIVAL OF REPRESENTATIONS; INDEMNIFICATION

     11.1 Survival.
          --------

          (a) The representations and warranties of the parties hereto contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto shall survive for three months after the Closing Date, except that the representatives contained in Sections 2.2, 2.5, 3.2 and
     14.1 will survive for a period of three years after the Closing Date and the representations contained in Sections 2.9 and 2.19 will survive until three months following the expiration of the limitation period under the applicable statute of limitations (each such time of expiration, a "Survival Date"). From and after the Survival Date, no party hereto or any shareholder, director, officer, employee, or affiliate of such party shall be under any liability with respect to any representation or warranty to which such Survival Date relates, except with respect to matters as to which notice has been received in accordance with Section 11.1(b).

          (b) No party hereto shall have any indemnification obligation pursuant to this Article XI in respect of any representation or warranty unless before the applicable Survival Date said party shall have received from the party seeking indemnification written notice of the existence of the claim for or in respect of which indemnification in respect of such representation or warranty is sought.

     11.2 Indemnification by Seller.  Subject to the terms and conditions of
          -------------------------
this Article XI, Seller and Access Worldwide shall jointly and severally indemnify, defend, and hold harmless Buyer, each director, officer, employee, representative and agent of Buyer, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Buyer Group"), from and against any and all claims, actions, causes of action, demands, assessments, losses, damages, liabilities, judgments, settlements, penalties, costs, and expenses (including reasonable attorneys' fees and expenses), of any nature whatsoever, whether actual or consequential (collectively, "Damages"), asserted against, imposed upon, or incurred by any member of the Buyer Group, directly or indirectly, by reason of or resulting from any of the following (collectively, "Buyer Claims"):

          (a) any inaccuracy in or breach of any representation or warranty of Seller or Access Worldwide contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto;

          (b) any breach by Seller or Access Worldwide of any of the covenants or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto;

          (c) any liability or obligation of Seller or its affiliates (whether accrued, absolute, contingent, unliquidated, or otherwise, whether or not known to Seller, and whether due or to become due), unless otherwise assumed by Buyer hereunder;

          (d) any Taxes arising under state Tax laws in connection with the sale of the Assets to Buyer;

          (e) the ownership, operation, management, or use of the Assets and the Call Center prior to and including the Closing Date;

          (f) any services provided, or any products manufactured, distributed or sold, by Seller or its affiliates;

          (g) any action taken or claim asserted by or on behalf of any partner of Seller, whether or not in connection with the transactions contemplated by this Agreement; and

          (h) any acts or omissions of Seller or its affiliates prior to the Closing Date and any events or occurrences involving the Assets or the Call Center, the operation of Seller's business (other than the Assumed Liabilities), or the current or former employees or independent contractors of Seller or its affiliates taking place prior to the Closing Date, unless otherwise assumed by Buyer hereunder.

     11.3 Indemnification by Buyer.  Subject to the terms and conditions of
          ------------------------
this Article XI, Buyer shall indemnify, defend, and hold harmless Seller and Access Worldwide, and each director, officer, employee, representative and agent of Seller and Access Worldwide, and their respective heirs, legal representatives, successors, and assigns (collectively, the "Seller Group") from and against any and all Damages asserted against, resulting to, imposed upon, or incurred by any member of the Seller Group, directly or indirectly, by reason of or resulting from any of the following:

          (a) any inaccuracy in or breach of any representation or warranty of Buyer contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto;

          (b) any breach by Buyer of any of the covenants or agreements contained in this Agreement or in any certificate, instrument, or document delivered pursuant hereto; and

          (c) the operation of the Assets and the Call Center following the Closing Date.

     11.4 Procedure for Indemnification.  Promptly after receipt by an
          -----------------------------
indemnified party under Section 11.2 or 11.3 of notice of the commencement of any action, or after an indemnified party's otherwise becoming aware of facts or circumstances giving rise to any Damages, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party under such Section, give written notice to the indemnifying party of the commencement thereof, but the failure to so notify the indemnifying party shall not relieve it of any liability that it may have to any indemnified party except to the extent the indemnifying party demonstrates that the defense of such action is prejudiced thereby. In case any such action shall be brought against an indemnified party and it shall give written notice to the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it may wish, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party. If the indemnifying party elects to assume the defense of such action, the indemnified party shall have the right to employ separate counsel at its own expense and to participate in the defense thereof. If the indemnifying party elects not to assume (or fails to assume) the defense of such action, the indemnified party shall be entitled to assume the defense of such action with counsel of its own choice, at the expense of the indemnifying party. If the action is asserted against both the indemnifying party and the indemnified party and there is a conflict of interests that renders it inappropriate for the same counsel to represent both the indemnifying party and the indemnified party, the indemnifying party shall be responsible for paying for separate counsel for the indemnified party; provided, however, that if there is more than one indemnified party, the indemnifying party shall not be responsible for paying for more than one separate firm of attorneys to represent the indemnified parties, regardless of the number of indemnified parties. If the indemnifying party elects to assume the defense of such action, (a) no compromise or settlement thereof may be effected by the indemnifying party without the indemnified party's written consent (which shall not be unreasonably withheld) unless the sole relief provided is monetary damages that are paid in full by the indemnifying party and
(b) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected without its written consent (which shall not be unreasonably withheld).

     11.5 Limitation of Liability.  Except for claims arising from alleged
          -----------------------
breaches of the representations contained in Sections 2.2, 2.5, 2.9, 2.19, 3.1 or 14.1 of this Agreement, the indemnification obligations of the parties hereto pursuant to this Article X shall be subject to the following limitations:

     (a) No indemnification shall be required to be made by either party pursuant to this Article XI with respect to any claims for which indemnification is provided hereunder unless that the aggregate amount of Damages incurred by such party with respect to all such claims (whether asserted, resulting, imposed, or incurred before, on, or after the Closing Date) exceeds $25,000, in which case the indemnifying party shall be liable to the full extent of such Damages, subject to the limit set forth in Section 11.5(b) below.

     (b) Other than for fraud, neither party shall be liable to the other party for any sum in excess of $250,000.00, whether arising by virtue of a direct claim by one of the parties hereto against the other, or by virtue of a claim asserted by a third party.

     11.6 Indemnification Despite Negligence, Strict Liability or Liability
          -----------------------------------------------------------------
Without Fault.  It is the express intention of the parties hereto that each
-------------   -----------------------------------------------------------
person to be indemnified pursuant to this Article XI shall be indemnified and
-----------------------------------------------------------------------------
held harmless from and against all Damages as to which indemnity is provided for
--------------------------------------------------------------------------------
under this Article XI notwithstanding that any such Damages arise out of or
---------------------------------------------------------------------------
result from the (i) ordinary, strict, sole, or contributory negligence, or (ii)
-------------------------------------------------------------------------------
strict liability (or other liability without fault) of such person and
----------------------------------------------------------------------
regardless of whether any other person (including
-------------------------------------------------
another party to this Agreement) is or is not also negligent or otherwise liable
--------------------------------------------------------------------------------
with respect to the matter in question.
--------------------------------------


                                  ARTICLE XII

                                 MISCELLANEOUS

     12.1 Notices.  All notices, requests, demands, and other communications
          -------
required or permitted to be given or made hereunder by any party hereto shall be in writing and shall be deemed to have been duly given or made if delivered personally, or transmitted by first class registered or certified mail, postage prepaid, return receipt requested, or sent by prepaid overnight delivery service, or sent by cable, telegram, telefax, or telex, to the parties at the following addresses (or at such other addresses as shall be specified by the parties by like notice):

          If to Buyer:

               Prior to Closing:

               Merkafon International, Ltd.
               6750 Hillcrest Plaza Dr., Suite 308
               Dallas, TX 75230
               Attn: Helene Cohen
               Fax: (972) 233-7311

               After Closing

               Merkafon International, Ltd.
               6500 International Parkway, Suite 1500
               Plano, TX 75093
               Attn.: Jesus Rodriguez

          with a copy to:

               Thompson & Knight L.L.P.
               1700 Pacific Avenue, Suite 3300
               Dallas, TX 75201
               Attn: Joe A. Rudberg, Esq.
               Fax: (214) 969-1751

          If to Seller or Access Worldwide:

               Access Worldwide Communications, Inc.
               4950 Blue Lake Drive, Suite 300
               Boca Raton, FL 33431

               Attn: Michael Dinkins, CEO
               Fax: (561) 226-5050
          with a copy to:

               Kenneth W. Shapiro
               Shapiro Abrams Zedeck
               1776 N. Pine Island Road, Suite 326
               Fort Lauderdale, Florida 33322
               Fax: (954) 523-0997

Such notices, requests, demands, and other communications shall be effective upon receipt.

     12.2 Entire Agreement.  This Agreement, together with the Schedules,
          ----------------
Exhibits, Annexes, and other writings referred to herein or delivered pursuant hereto, constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     12.3 Binding Effect; Assignment; No Third Party Benefit.  This Agreement
          --------------------------------------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as otherwise expressly provided in this Agreement, neither this Agreement nor any of the rights, interests, or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, except that Buyer may assign to any affiliate of Buyer any of Buyer's rights, interests, or obligations hereunder, upon notice to Seller, provided that no such assignment shall relieve Buyer of its obligations hereunder. Except as provided in Article XI, nothing in this Agreement, express or implied, is intended to or shall confer upon any person other than the parties hereto, and their respective successors and permitted assigns, any rights, benefits, or remedies of any nature whatsoever under or by reason of this Agreement.

     12.4 Severability.  If any provision of this Agreement is held to be
          ------------
unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made enforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by Applicable Law.

     12.5 GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED
          -------------
AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF.

     12.6 References.  All references in this Agreement to Articles, Sections,
          ----------
and other subdivisions refer to the Articles, Sections, and other subdivisions of this Agreement unless expressly provided otherwise. The words "this Agreement", "herein", "hereof", "hereby", "hereunder", and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Whenever the words "include", "includes", and "including" are used in this Agreement, such words shall be deemed to be followed by the words "without limitation". Each reference herein to a Schedule, Exhibit, or Annex refers to the item identified separately in writing by the parties hereto as the described Schedule, Exhibit, or Annex to this Agreement. All Schedules, Exhibits, and Annexes are hereby incorporated in and made a part of this Agreement as if set forth in full herein.

     12.7 Further Assurances.  From time to time, at the request of either party
          ------------------
hereto and without further consideration, the parties hereto agree that each will execute and deliver to the other any and all documents in addition to those expressly provided for in this Agreement that may be reasonably necessary or appropriate to carry out the purposes of this Agreement and the transactions contemplated hereby, whether at or after the Closing. Seller further agrees that from time to time after the Closing Date it will execute and deliver to Buyer or its designee such further conveyances, assignments, or other written assurance, and take such further necessary actions, as Buyer may reasonably request in writing to perfect and protect Buyer's title to the Assets, and to secure to Buyer the benefit of the Call Center.

     12.8 Counterparts.  This Agreement may be executed by the parties hereto in
          ------------
any number of counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, the parties hereto.

     12.9 Remedies Not Exclusive.  The rights and remedies herein provided shall
          ----------------------
be cumulative and not exclusive of any rights or remedies provided by law. The rights and remedies of any party based upon, arising out of, or otherwise in respect of any inaccuracy in or breach of any representation, warranty, covenant, or agreement contained in this Agreement shall in no way be limited by the fact that the act, omission, occurrence, or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant, or agreement contained in this Agreement (or in any other agreement between the parties) as to which there is no inaccuracy or breach.


                                 ARTICLE XIII

                                  DEFINITIONS

     13.1 Certain Defined Terms.  As used in this Agreement, each of the
          ---------------------
following terms has the meaning given it below:

          "affiliate" means, with respect to any person, any other person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such person. For the purposes of this definition, "control", when used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Affiliated Group" has the meaning set forth in Section 1504 of the Code.

          "Ancillary Documents" means each agreement, instrument, and document (other than this Agreement) executed or to be executed by Seller or Buyer in connection with the transactions contemplated by this Agreement.

          "Applicable Laws" means any statute, law, rule, or regulation or any judgment, order, writ, injunction, or decree of any Governmental Entity to which a specified person or property is subject.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Encumbrances" means liens, charges, pledges, options, mortgages, deeds of trust, security interests, claims, restrictions, easements, and other encumbrances of every type and description, whether imposed by law, agreement, understanding, or otherwise.

          "Governmental Entity" means any court or tribunal in any jurisdiction or any federal, state, municipal, or other governmental body, agency, authority, department, commission, board, bureau, or instrumentality.

          "Intellectual Property" means patents, trademarks, service marks, trade names, service names, brand names, copyrights, trade secrets, know-how, inventions, computer software (including documentation and object and source codes), and similar rights, and all registrations, applications, licenses, and rights with respect to any of the foregoing.

          "IRS" means the Internal Revenue Service.

          "Permits" means licenses, permits, franchises, consents, approvals, variances, exemptions, and other authorizations of or from Governmental Entities.

          "Permitted Encumbrances" means (i) Encumbrances created by Buyer, (ii) liens for Taxes not yet due and payable, (iii) statutory liens (including materialmen's, mechanic's, repairmen's, landlord's, and other similar liens) arising in connection with the ordinary course of business securing liabilities payments for which are not yet due and payable, and (iv) such imperfections or irregularities of title, if any, as are approved by Buyer and (A) are not substantial in character, amount, or extent and do not materially detract from the value of the property subject thereto, (B) do not materially interfere with either the present or intended use of such property, and (C) do not, individually or in the aggregate, materially interfere with the conduct of normal operations; provided, however, that "Permitted Encumbrances" shall not include any liens for Taxes or statutory liens filed of record against the Assets.

          "person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, enterprise, unincorporated organization, or Governmental Entity.

          "Proceedings" means all proceedings, actions, claims, suits, investigations, and inquiries by or before any arbitrator or Governmental Entity.

          "Taxes" means any income taxes or similar assessments or any sales, gross receipts, excise, occupation, use, ad valorem, property, production, severance, transportation, employment, payroll, franchise, or other tax imposed by any United States federal, state, or local (or any foreign or provincial) taxing authority, including any interest, penalties, or additions attributable thereto.

          "Tax Return" means any return or report, including any related or supporting information, with respect to Taxes.


                                  ARTICLE XIV

                                    JOINDER

     14.1 Joinder.  To the extent certain specific provisions of this
          -------
Agreement specifically and expressly require the act or assent of Access Worldwide, Access Worldwide hereby joins in this Agreement for the limited purpose of agreeing to said specific provisions, and, in connection herewith, Access Worldwide specifically represents and warrants as follows:

     (a) Access Worldwide is a corporation duly organized, validly existing, and in good standing under the laws of Delaware, and Access Worldwide and has all requisite corporate power and corporate authority to own, lease, and operate its properties and to carry on its business as now being conducted. No actions or proceedings to dissolve Access Worldwide are pending or threatened.

     (b) Access Worldwide has full corporate power and corporate authority to execute, deliver, and perform this Agreement and the Ancillary Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution, delivery, and performance by Access Worldwide of this Agreement and the Ancillary Documents to which it is a party, and the consummation by it of the transactions contemplated hereby and thereby, have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by Access Worldwide and constitutes, and each Ancillary Document executed or to be executed by Access Worldwide has been, or when executed will be, duly executed and delivered by Access Worldwide and constitutes, or when executed and delivered will constitute, a valid and legally binding obligation of Access Worldwide, enforceable against Access Worldwide in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium, and similar laws affecting creditors' rights generally, (ii) equitable principles that may limit the availability of certain equitable remedies (such as specific performance) in certain instances, and (iii) public policy considerations with respect to the enforceability of rights of indemnification.

     IN WITNESS WHEREOF, the parties have executed this Agreement, or caused this Agreement to be executed by their duly authorized representatives, all as of the day and year first above written.

                                     AWWC TEXAS I, LP

                                     By:  ACCESS WORLDWIDE COMMUNICATIONS, INC.,
                                          its general partner


                                          By: /s/ MICHAEL DINKINS
                                             ----------------------------
                                             Name:  Michael Dinkins
                                             Title: CEO


                                     ACCESS WORLDWIDE COMMUNICATIONS, INC.


                                     By:  /s/ MICHAEL DINKINS
                                         -----------------------
                                         Name:  Michael Dinkins
                                         Title: CEO


                                     MERKAFON INTERNATIONAL, LTD.

                                     By:  MERKAFON MANAGEMENT COMPANY,
                                          its general partner


                                          By:  /s/ ALEJANDRO PEREZ E.
                                             ----------------------------
                                             Name:  Alejandro Perez E.
                                             Title: Director